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                                                                 EXHIBIT 4.26







                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                                  by and among

                                360NETWORKS INC.

                                     DWF SRL

                          GS CAPITAL PARTNERS III, L.P.

                            GSCP3 WWF (BARBADOS) SRL

                               WWF (BARBADOS) SRL

                          PROVIDENCE EQUITY FIBER, L.P.

                               TYCO GROUP S.A.R.L.

                          WORLDWIDE FIBER HOLDINGS LTD.

                                   LEDCOR INC.

                                       and

                  THE SEVERAL SHAREHOLDERS NAMED IN SCHEDULE I



                                   dated as of

                                 April 20, 2000




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                                TABLE OF CONTENTS



SECTION 1. Certain Definitions....................................................................................2
SECTION 2. Methodology for Calculations...........................................................................4
SECTION 3. Corporate Governance...................................................................................4
         3.1      Board of Directors..............................................................................4
         3.2      Vacancies; Removal..............................................................................5
         3.3      Quorum..........................................................................................5
         3.4      Directors' Indemnification......................................................................6
         3.5      No Expansion of Duties..........................................................................6
         3.6      Expenses.  .....................................................................................7
         3.7      Appointment of Senior Officers..................................................................7
         3.8      Shareholder Voting Arrangement..................................................................7
SECTION 4. Representations and Warranties.........................................................................8
SECTION 5. Certain Covenants......................................................................................9
         5.1      Protection of Investors.........................................................................9
         5.2      System of Accounting............................................................................9
         5.3      Compliance with Laws............................................................................9
         5.4      Insurance.......................................................................................9
         5.5      Licenses and Permits............................................................................9
         5.6      Disclosure of Investment........................................................................9
SECTION 6. Confidentiality.......................................................................................10
SECTION 7. Specific Performance; Injunction......................................................................11
SECTION 8. No Inconsistent Agreements.  .........................................................................11
SECTION 9. Further Assurances.  .................................................................................12
SECTION 10. Contractual Management Rights........................................................................12
SECTION 11. Severability.........................................................................................12
SECTION 12. Governing Law; Waiver of Jury Trial..................................................................12
SECTION 13. Condition to Effectiveness; Successors and Assigns...................................................13
SECTION 15. Amendments...........................................................................................17
SECTION 16. Headings.............................................................................................17
SECTION 17. Nouns and Pronouns...................................................................................17
SECTION 18. Entire Agreement.....................................................................................18
SECTION 19. Counterparts.........................................................................................18
SECTION 20. No Partnership.......................................................................................18
SECTION 21. Ledcor Assurances....................................................................................18
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                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

          This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of April 20, 2000, by and among 360NETWORKS INC. (formerly called
WORLDWIDE FIBER INC.), a corporation continued under the laws of Nova Scotia
(the "Corporation"), DWF SRL, a Barbados company ("DLJ"), GS CAPITAL PARTNERS
III, L.P., a Delaware limited partnership ("GSCP") (signatory hereto solely for purposes of Section 3), GSCP3 WWF (Barbados) SRL, a Barbados company, WWF
(Barbados) SRL, a Barbados company, each of which is an affiliate of The Goldman
Sachs Group, Inc. (collectively, with GSCP, the "GSCP Parties"), PROVIDENCE
EQUITY FIBER, L.P., a Delaware limited partnership, ("Providence"), TYCO GROUP
S.a.r.l., a Luxembourg corporation ("Tyco") (collectively with DLJ, the GSCP
Parties and Providence, the "Investors") WORLDWIDE FIBER HOLDINGS LTD., an
Alberta corporation ("WFH"), LEDCOR INC., an Alberta corporation ("Ledcor")
(signatory hereto solely for purposes of the Sections specified in Section 21), and the signatories listed on Schedule I hereto.

                              W I T N E S S E T H :

          WHEREAS, the parties hereto are parties to that certain Shareholders
Agreement, dated as of September 9, 1999 as amended by that certain Amending and Waiver Agreement dated December 22, 1999, that certain Joinder to the
Shareholders Agreement dated as of March 6, 2000 and that certain Second
Amending Agreement dated as of March 9, 2000 (the "Prior Shareholders
Agreement").

          WHEREAS, the Corporation and the Investors are parties to that certain
Preferred Share Purchase Agreement, dated as of September 7, 1999 as supplemented by the Amending and Waiver Agreement dated December 22, 1999 and the Adjustment of Shares Agreement dated March 6, 2000 (the "Purchase
Agreement"), pursuant to which the Corporation has issued to the Investors, and the Investors have purchased from the Corporation, shares of a series of Preferred Shares (the "Series A Non-Voting Preferred Shares").

          WHEREAS, the Corporation is contemplating a public offering pursuant to the prospectus dated April 19, 2000 (the "Public Equity Offering") and the parties hereto desire immediately upon the consummation of that public offering to amend and restate the Shareholders Agreement in its entirety to establish and set forth their agreement with respect to certain rights and obligations associated with ownership of Shares (as defined below).


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          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:


          SECTION 1. Certain Definitions. As used herein, the following terms shall have the following meanings (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement):

          "Affiliate" shall mean (i) with respect to any Person, any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or (ii) with respect to any individual, shall also mean the spouse, child (including a stepchild or an adopted child), grandchildren, parent, brother, sister or other BONA FIDE estate planning recipient thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of any one or more of them. Notwithstanding the foregoing, neither the Corporation nor any Person controlled by the Corporation shall be deemed to be an Affiliate of any Shareholder for purposes of this Agreement.

          "Board" shall mean the Board of Directors of the Corporation.

          "Closing" means the closing of the Public Equity Offering.

          "Common Share Equivalents" shall mean all options, warrants and other securities and obligations convertible into, or exchangeable or exercisable for, at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject, Common Shares.

          "Common Shares" shall mean any common shares of the Corporation of any class or series whether now or hereafter authorized, including without limitation the Corporation's Subordinate Voting Shares and Multiple Voting
Shares and any shares into which such common shares may be exchanged, reclassified, recapitalized, converted or otherwise.

          "Financial Investors" shall mean each of (i) DLJ, (ii) the GSCP
Parties and (iii) Providence, collectively.

          "In-The-Money Common Share Equivalents" shall mean, at any time, any Common Share Equivalents as to which the effective price per Common Share issuable upon conversion, exchange or exercise of such Common Share Equivalents
(determined by dividing (A) the sum of (x) the aggregate purchase price paid in respect of such Common Share Equivalents plus (y) the aggregate amount payable upon conversion, exchange or exercise of such Common Share Equivalents in order to issue all Common


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Shares issuable pursuant to such Common Share Equivalents by (B) the number of
Common Shares issuable upon the conversion, exchange or exercise of such Common
Share Equivalents) is equal to or less than the then fair market value per Common Share as determined in good faith by the Board.

          "Ledcor" shall mean Ledcor Inc., a corporation incorporated under the laws of Alberta.

          "Ledcor Entities" shall mean Ledcor Inc. and each of its Subsidiaries, collectively, except for those entities which are defined as WFI Entities in the Purchase Agreement.

          "Person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or any agency or political subdivisions thereof.

          "Sell" shall mean, as to any Shares, to sell, or in any other way directly or indirectly transfer, assign, distribute, pledge, encumber or otherwise dispose of, either voluntarily or involuntarily, including the assignment or transfer of voting rights attaching to such Shares (if any); the terms Sale, Selling and Sold shall have meanings correlative to the foregoing.

          "Senior Officer" shall mean any of the individuals, numbering at least five, who hold any of the following positions or their functional equivalents irrespective of actual title held in the Corporation: (A) Chairman; (B)
Vice-Chairman; (C) Chief Executive Officer; (D) President; (E) Chief Financial
Officer; (F) Chief Operating Officer; and (G) Executive Vice President.

          "Shareholders" shall mean the parties to this Agreement (other than the Corporation, GSCP or, except as specified in Section 21, Ledcor) and any other Person who executes, and agrees to be bound by the terms of, this Agreement.

          "Shares" shall mean (i) any Common Shares and (ii) any Common Share
Equivalents, in each case, whether owned or outstanding on the date hereof or hereafter.

          "Subsidiary" shall mean with respect to any Person, any company, partnership or other entity (i) of which at least a majority of the shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such company, partnership or other entity are at the time owned or controlled, directly or indirectly, by such Person or (ii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.


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          SECTION 2. Methodology for Calculations. For purposes of this
Agreement, the Sale of a Common Share Equivalent (whether or not an In-The-Money
Common Share Equivalent) shall be treated as the Sale of the Common Shares into which such Common Share Equivalent can be converted, exchanged or exercised.
Except as otherwise specifically provided in this Agreement, for purposes of all calculations under this Agreement (including, without limitation, calculations to determine the ownership of Common Shares of any Shareholder and the percentage of outstanding Common Shares owned by any Shareholder), (without duplication) all In-The-Money Common Share Equivalents, but no other Common
Share Equivalents, shall be treated as having been converted, exchanged or exercised into or for Common Shares.

          SECTION 3. Corporate Governance.

          3.1    Board of Directors.

          (a) The Board shall have overall responsibility for managing and supervising the management of the business and affairs of the Corporation, and the power and authority of the directors shall be subject only to such restrictions as are imposed by this Agreement and by applicable law.

          (b) The maximum number of members of the Board shall be seventeen
(17).

          (c) From and after the date hereof and until DLJ, together with its Investor Affiliates, Sell 25% or more of the Shares issued to it pursuant to the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares), DLJ shall have the right to nominate one person (the "DLJ Nominee") to serve as a director on the Board.

          (d) From and after the date hereof and until the GSCP Parties, together with their Investor Affiliates, Sell 25% or more of its Shares issued to it pursuant to the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares), GSCP shall have the right to nominate one person (the "GSCP Nominee") to serve as a director on the Board.

          (e) From and after the date hereof and until Providence, together with its Investor Affiliates, Sell 25% or more of the Shares issued to it pursuant to the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common


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Shares), Providence shall have the right to nominate one person (the "Providence
Nominee") to serve as a director on the Board.

          (f) From and after the date hereof and until Tyco, together with its Investor Affiliates, Sell 56% or more of the Shares issued to it pursuant to the Purchase Agreement (as equitably adjusted to reflect any stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving Common Shares), Tyco shall have the right to nominate one person (the "Tyco Nominee"; collectively with the DLJ Nominee, the GSCP Nominee and the Providence Nominee, the "Investor Nominees"), to serve as a director on the Board.

          (g) From and after the date hereof, the remaining members of the Board
(the "Non-Investor Nominees", collectively with the DLJ Nominee, the GSCP
Nominee, the Providence Nominee and the Tyco Nominee, the "Nominees") shall be nominated by members of management of the Corporation provided that so long as Gregory B. Maffei (the "Executive") is employed as chief executive officer of the Corporation, three of such nominees shall be nominated by the Executive, subject to reasonable approval of the majority of the then members of the board, and the balance of such nominees shall be nominated by WFH.

          (h) At each meeting of Shareholders at which the election of members of the Board is on the agenda, the Corporation shall recommend to Shareholders the election of the Nominees as directors.

          3.2   Vacancies; Removal.

          (a) Subject to paragraph (b) of this Section 3.2, each director of the Corporation shall hold office until his or her death or resignation or until his or her successor shall have been duly elected and qualified. If any Investor
Nominee shall cease to serve as a director of the Corporation for any reason, the vacancy resulting thereby shall be filled by another director nominated by the Investor initially nominating that director.

          (b) Each Investor, shall have the right to call a meeting of Shareholders to put forward a resolution of the Shareholders removing any director designated by it, with or without cause, at any time.

          3.3    Quorum.

          (a) Subject to paragraphs (b) and (c) below, a quorum for meetings of the Board shall be (i) in the case of notice of at least 48 hours before the time fixed for the meeting, a majority of the directors then in office and (ii) in the case of notice of at least


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24 hours but less than 48 hours before the time fixed for the meeting, the number of directors then in office less three (3).

          (b) If at a meeting of directors a quorum is not present, the directors present at such meeting may adjourn the meeting to a fixed time and place (provided they shall give written notice of such time and place to each director not in attendance). At the meeting immediately following the adjourned meeting, the directors present at such meeting shall constitute a quorum;
provided, however, that unless a full quorum is present as provided in paragraph
(a) above, the directors present at such meeting may not transact any business except as specifically set forth in the notice of meeting.

          (c) The Corporation agrees that (i) each director shall be provided written notice of the meetings of the Board , including adjourned meetings, at least twenty-four (24) hours before such meetings, unless such notice is waived in any manner, with attendance at such meetings constituting valid waiver (other than attendance for the express purpose of objecting to the manner in which the meeting was called), and (ii) each director shall be provided with an opportunity to participate in each meeting of the Board by means of a conference telephone or similar communications equipment.

          3.4    Directors' Indemnification.

          (a) The Corporation shall obtain and cause to be maintained in effect, with financially sound insurers, a policy of directors' and officers' liability insurance in an amount of at least US$5,000,000 or more and upon such terms as are reasonably acceptable to the Investors.

          (b) The Memorandum of Association and Articles of Association or both, shall to the fullest extent permitted by law provide for indemnification of, and advancement of expenses to, and limitation of the personal liability of, the directors of the Corporation or such other person or persons, if any, who, pursuant to a provision of such Articles of Incorporation, exercise or perform any of the powers or duties otherwise conferred or imposed upon such directors, which provisions shall not be amended, repealed or otherwise modified in any manner adverse to the directors until at least six (6) years following the date that the Investors are no longer entitled to designate directors pursuant to this Section 3.

          3.5 No Expansion of Duties. The parties acknowledge that the Financial
Investors, their Investor Affiliates and Canadian National Railway Company
("CN") and CN's Affiliates have investments in other business similar to and which may compete with the Corporation's businesses ("Competing Businesses") and reserve the right to make additional investments in other Competing Businesses independent of their investments in the Corporation. By virtue of a Financial
Investor or CN holding Shares


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or by having persons designated by or affiliated with such person serving on the
Board or any Subsidiary's Board of Directors (or the functional equivalent thereof in the case of non-corporate Subsidiaries) or otherwise, no Financial
Investor, any of the Investor Affiliates, CN nor CN's Affiliates shall have any obligation to the Corporation, any Subsidiary or any holder of Shares to refrain from competing with the Corporation or any Subsidiary, making investments in Competing Businesses, otherwise engaging in any commercial activity, and none of the Corporation, any Subsidiary or any holder of Shares (other than such person) shall have any right with respect to any such investments or activities undertaken by such Financial Investor or CN. Without limitation of the foregoing, each Financial Investor, any Investor Affiliates, CN or CN's
Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any Subsidiary, and none of the Corporation, any Subsidiary or any holder of Shares (other than the person) shall have any rights or expectancy by virtue of such person's relationships with the Corporation, any Subsidiary, this Agreement or otherwise in and to such independent ventures or the income of profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business, shall not be deemed wrongful or improper. No Financial Investor, any Investor
Affiliates, CN nor CN's Affiliates shall be obligated to present any particular investment opportunity to the Corporation or any Subsidiary even if such opportunity is of a character that, if presented to the Corporation or a Subsidiary, could be taken by the Corporation or such Subsidiary, and the Financial Investor, their Investor Affiliates, CN or CN's Affiliates shall continue to have the right to take for their own respective account or to recommend to others any such particular investment opportunity.

          3.6 Expenses. The Corporation shall pay all reasonable travel expenses and other out-of-pocket disbursements incurred by the directors to attend meetings of the Board, of any Subsidiary board of directors or of any committees thereof.

          3.7 Appointment of Senior Officers. The Board shall have the sole and absolute authority to elect, appoint or hire any Senior Officer of the Corporation.

          3.8 Shareholder Voting Arrangement. Each Shareholder, other than DLJ and the GSCP Parties, agrees to vote all Voting Shares of the Corporation beneficially owned by it with respect to the election or removal, to or from the Board, of (a) so long as Providence has the right to nominate a Providence
Nominee in accordance with Section 3.1(e), the Providence Nominee in accordance with the directions of Providence, (b) so long as Tyco has the right to nominate a Tyco Nominee in accordance with Section 3.1(f), the Tyco Nominee in accordance with the directions of Tyco, and (c) the Non-Investor Nominees in accordance with the directions of the Person or Persons entitled to nominate such Nominees in accordance with Section 3.1(g).


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          SECTION 4. Representations and Warranties

          (a) Each of the parties hereto represents and warrants to the other parties hereto as follows:

              (i) It has full power and authority to execute, deliver and perform its obligations under this Agreement;


              (ii) This Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

              (iii) The execution, delivery and performance of this Agreement by it does not (A) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement to which it is a party or by which it is bound or (B) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it;

              (iv) No consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby (except those which have been made or obtained); and

              (v) It is not a party to any contract or agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          (b) The Corporation represents and warrants to each of the Investors and the Investor Affiliates as follows:

              (i) The disclosure contained in the Corporation's prospectus dated
April 19, 2000 under the captions "Description of Our Capital Stock",
"Capitalization", and "Description of Capital Stock and Share Capital
Reorganization" are true and complete in all material respects;

              (ii) the transactions contemplated by the Ledcor Roll-up Agreement
(as defined in the Prior Shareholders Agreement) have occurred in accordance with its terms; and

              (iii) the Minority Roll-Up Transactions (as defined in the Prior
Shareholders Agreement) have each occurred or will occur immediately prior to the


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closing of the Public Equity Offering in accordance with the Minority Roll-Up
Agreements (or other transactions or series of transactions with similar effect).

          (c) Ledcor represents and warrants to each of the parties hereto that Ledcor did not breach Section 12.16 of the Prior Shareholders Agreement.

          SECTION 5. Certain Covenants.

          5.1 Protection of Investors. The Corporation and the Shareholders each agree that all of the following provisions of this Section 5 are for the exclusive benefit, protection and enjoyment of each of the Investors (severally and not jointly) and their permitted successors and assigns, and may only be enforced or remedied by the Investors (severally and not jointly) and their permitted successors and assigns.

          5.2 System of Accounting. The books of account and other financial and corporate records of the Corporation and its Subsidiaries shall be maintained in accordance with good business and accounting practices and the financial condition of the Corporation shall be accurately reflected in the financial statements referred to in this Section.

          5.3 Compliance with Laws. The Corporation shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules regulations and orders except where failure to comply would not have a material adverse effect.

          5.4 Insurance. The Corporation shall, and shall cause each of its Subsidiaries to, keep its assets and those of its Subsidiaries which are of an insurable character, if any, insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

          5.5 Licenses and Permits. The Corporation shall, and shall cause each of its Subsidiaries to, use its best efforts to obtain all Canadian and non-Canadian federal, provincial, state and local governmental licenses, permits, authorizations, consents, waivers, certificates and approvals material to and necessary in the conduct of their business, including the Hibernia
Project.

          5.6 Disclosure of Investment. The Corporation, on the one hand, and each of the Investors, on the other hand, agrees that it will not use in advertising or publicity the name of any party hereto, or any partner or employee of such party hereto or any of its respective affiliates, or any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party hereto or any of its respective affiliates, in either case without the prior written consent of


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such party (except as such release or announcement may be required by applicable securities law or the rules or regulations of the United States Securities and Exchange Commission, in which case the party required to make the release or announcement shall make reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance). From and after the date hereof, neither the Corporation nor any of its Subsidiaries will represent, directly or indirectly, that any product or any service provided by the Corporation has been approved or endorsed by any Investor without the prior written consent of all of the Investors. The
Corporation and each of the Investors further agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Corporation and each Investor (which consent shall not be unreasonably withheld), except as such release or announcement may be required by applicable securities law or the rules or regulations of the United States
Securities and Exchange Commission, in which case the party required to make the release or announcement shall make reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

          SECTION 6. Confidentiality.

          (a) The Investors and each of the other Shareholders severally (the
"Confidants") recognize that certain non-public, confidential, proprietary information ("Confidential Information") may be furnished orally or in writing to the Confidants by, or at the direction of, the Corporation. The Confidants agree not to disclose any Confidential Information to any Person except to a Person who is advised of the Confidant's obligations under this Section 6 and who is (i) a partner, managing director, director, officer or employee of a Confidant or a Confidant's Affiliate who is involved in the Confidant's investment in the Corporation, who is consulted with respect to such investment, or who a Confidant determines otherwise needs to know such information, or (ii) a Person acting as an advisor to a Confidant in connection with such investment, except with the consent of the Corporation or pursuant to a subpoena, civil investigative demand (or similar process), order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, self-regulatory or legislative body, organization, agency or committee or otherwise in connection with any judicial or administrative proceeding
(including, in response to oral questions, interrogatories or requests for information or documents) in which a Confidant or Investor Affiliate is involved. The Confidants acknowledge that the United States securities laws prohibit any person who is in possession of material, non-public information regarding an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.


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


          (b) If Confidential Information is to be disclosed pursuant to the foregoing paragraph, the Confidant will, to the extent practicable, promptly notify the Corporation thereof and cooperate with the Corporation to the extent legally permissible if it should seek to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information. The Confidants shall be entitled to periodic reimbursement from the Corporation for expenses incurred by it or any Investor
Affiliate, including the fees and expenses of counsel, in connection with any action taken pursuant to this paragraph.

          (c) Information will not be deemed Confidential Information if it (i) was already available to, or in the possession of, the Confidant prior to its disclosure by, or at the direction of, the Corporation, (ii) is or becomes available in the public domain on or after the date hereof (other than as a result of a disclosure by any Confidant or any of its advisors), or (iii) is acquired from a person who is not known by a Confidant to be in breach of an obligation of confidentiality to the Corporation.

          SECTION 7. Specific Performance; Injunction.

          (a) The parties agree that it is impossible to determine the monetary damages which would accrue to the Corporation or any Shareholder or his personal representative by reason of the failure of any Other Shareholder or the Corporation to perform any of his or its obligations under this Agreement requiring the performance of an act other than the payment of money only. Each
Shareholder shall be entitled to enforce its rights under this Agreement specifically and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          (b) In the event of a breach or threatened breach by a Shareholder of any of the provisions of this Agreement, the Corporation, and the remaining
Shareholders shall be entitled to an injunction restraining such Shareholder from any such breach. The availability of these remedies shall not prohibit the Corporation from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from the Shareholder.

          SECTION 8. No Inconsistent Agreements. Neither the Corporation nor any
Shareholder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.


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          SECTION 9. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          SECTION 10. Contractual Management Rights. The Corporation and each of the Shareholders acknowledge that the provisions of this Agreement are intended, among other things, to provide DLJ, GSCP and Providence with "contractual management rights" within the meaning of the Employee Retirement Income Security
Act of 1974, as amended, and the regulations promulgated thereunder.

          SECTION 11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement. In the event that pursuant to any regulatory authority or regulation, the Corporation is required to make any revisions or modifications to any provision of this Agreement or any of the other Documents, the parties agree to enter into good faith negotiations and make revisions or modifications, to the extent possible, that are in compliance with such regulation or the rules of such regulatory authority, and which are designed to accomplish the purposes of such provision to be revised or modified.

          SECTION 12. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York without giving effect to the principles of conflicts of law, except for the provisions of Section 3, which shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal law of Canada.
Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by facsimile or registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of


                                     - 12 -

New York and of the United States of America, in each case located in the County of New York,, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 13. Condition to Effectiveness; Successors and Assigns. This Agreement shall only become effective upon the public Sale of equity securities of the Company pursuant to a final prospectus (for which a receipt or receipts have been obtained) no later than May 15, 2000. Until this Agreement becomes effective (or if this Agreement never becomes effective) the parties hereto agree that the Prior Shareholders Agreement will remain in full force and effect without amendment or modification. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. No Shareholder shall have the right to assign its rights under Section 3 of this Agreement without the consent of the Corporation and each other Investor. Upon any such assignment, such assignee shall have and be able to exercise all rights of the assigning Shareholder. The parties acknowledge that, subject to compliance with applicable securities laws, each Investor may transfer and assign all or a part of its rights and obligations under this Agreement (including, for the avoidance of doubt, under Section 3) to one or more other partnerships, corporations, trusts or other organizations which have been created by or are controlled by, control or are under common control with such Investor or one or more of the then current partners, members or other equity holders of such Investor (the "Investor Affiliates"), without the consent of the Corporation or any other Shareholder. In addition each transferee from WFH and Ledcor Limited Partnership pursuant to
Section 3(a)(ii) of the Prior Shareholder's Agreement may transfer and assign all or a part of its rights and obligations under this Agreement (including, for the avoidance of doubt, under Section 3) to one or more partnerships, corporations, trusts or other organizations which have been created by or controlled by, control or are under common control with such transferee or one or more of the then current partners, members or other equity holders of such transferee, without the consent of the Corporation or any Shareholder. Notwithstanding the foregoing, neither the Corporation nor any Person controlled by the Corporation shall be deemed to be an Investor Affiliate of any Investor for purposes of this Agreement. Upon any such assignment, the assignee shall have and be able to exercise all rights of the assigning Shareholder.

          SECTION 14. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in Person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (a) if to the Corporation, to:

                   360networks Inc..
                   #1510-1066 West Hastings Street
                   Vancouver, British Columbia  V6E 3X1
                   Fax:  (604) 681-6822
                   Attention:  Secretary

                   with a copy to:

                   Farris, Vaughan, Wills & Murphy
                   2600 - 700 West Georgia Street
                   Vancouver, British Columbia  V7Y 1B3
                   Fax:  (604)  661-9349
                   Attention:  Cameron G. Belsher

                   and

                   Cahill Gordon & Reindel
                   Eighty Pine Street
                   New York, New York
                   U.S.A.  10005
                   Fax:  (212) 269-5420
                   Attention:  Roger Andrus

          (b) if to DLJ, to:

                   DWF SRL
                   Chancery House
                   High Street
                   Bridgetown, Barbados, West Indies

                   and

                   DWF SRL
                   c/o DLJ Merchant Banking Partners II, L.P.
                   277 Park Avenue
                   New York, New York  10172

                   Fax:  (212) 892-7272
                   Attention:  Andrew Rush

                   with a copy to:

                   Latham & Watkins
                   885 Third Avenue, Suite 1000
                   New York, New York 10022-4802
                   Fax:  (212) 751-4864
                   Attention:  Steven Della Rocca

          (c) if to any of the GSCP Parties, to:

                   c/o Ernst & Young Services Ltd.
                   P.O. Box 261
                   Bay Street
                   Bridgetown,
                   Barbados, West Indies
                   Fax:  (246) 426-9551
                   Attention:  Carol-Ann Smith

                   and

                   c/o GS Capital Partners III, L.P.
                   85 Broad Street
                   New York, New York  10004
                   Fax:  (212) 902-3000
                   Attention:  Robert R. Gheewalla

                   with a copy to:

                   Fried, Frank, Harris, Shriver & Jacobson
                   One New York Plaza
                   New York, New York  10004
                   Fax:  (212) 859-4000
                   Attention:  Stuart Z. Katz

                   and

                   GS Capital Partners III, L.P.
                   85 Broad Street
                   New York, New York  10004

                   Fax:  (212) 357-5505
                   Attention:  Ben Adler

          (d) if to Providence, to:

                   Providence Equity Fiber, L.P.
                   50 Kennedy Plaza
                   Providence, Rhode Island  02903
                   Fax:  (401) 751-1790
                   Attention:  Glenn M. Creamer

                   with a copy to:

                   Edwards & Angell, LLP
                   2800 BankBoston Plaza
                   Providence, Rhode Island  02903
                   Fax:  (401) 276-6602
                   Attention:  David K. Duffell

          (e) if to Tyco, to:

                   Tyco Group S.A.R.L.
                   2nd Floor
                   6, Avenue Emile Reuter
                   L-2420 Luxembourg
                   Fax:  352-464-350
                   Attention:  Managing Director

                   with a copy to:

                   Tyco Submarine System Ltd.
                   250 Industrial Way West
                   Eatontown, New Jersey  07724
                   Fax:  (732) 578-7803
                   Attention:  General Counsel

          (f) if to WFH, to:

                   Worldwide Fiber Holdings Ltd.
                   1000-1066 West Hastings Street
                   Vancouver, British Columbia  V6E 3X1
                   Fax:  (604) 681-6822
                   Attention:  Chief Financial Officer
                   with a copy to:

                   McLennan Ross
                   600 West Chambers
                   12220 Stony Plain Road
                   Edmonton, Alberta  T5N 3Y4
                   Fax:  (780) 482-9102
                   Attention:  Rodney R. Neys

          (g) if to Ledcor, to:

                   Ledcor Inc.
                   1000-1066 West Hastings Street
                   Vancouver, British Columbia  V6E 3X1
                   Fax:  (604) 681-6650
                   Attention:  David Lede

                   with a copy to:

                   McLennan Ross
                   600 West Chambers
                   12220 Stony Plain Road
                   Edmonton, Alberta  T5N 3Y4
                   Fax:  (780) 482-9102
                   Attention:  Rodney R. Neys

          (h) if to any other Shareholder, to the notice information set forth in Schedule I hereto.

All such notices, requests, consents and other communications shall be deemed to have been given when received.

          SECTION 15. Amendments. Unless otherwise set forth in this Agreement, the terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the parties hereto.

          SECTION 16. Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          SECTION 17. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.


          SECTION 18. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

          SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          SECTION 20. No Partnership. The obligations of each of the parties to this Agreement are several and not joint. Nothing in this Agreement shall imply or be deemed to imply a partnership, joint venture or other relationship between the parties.

          SECTION 21. Ledcor Assurances. On the date hereof, Ledcor is a direct party to this Agreement for purposes of Sections 1, 4(c) and 6 through 21 (inclusive). Ledcor is also a direct party to this Agreement as a Shareholder (as such) only if and so long as (whether now or at any time or from time to time hereafter) it is a holder of Shares. Furthermore, Ledcor agrees to take all action necessary to cause WFH or any other Affiliates of Ledcor (with the exception of the Corporation and its Subsidiaries) to fully perform their respective obligations under this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 360NETWORKS INC

                                 By: Signed
                                     ------------------------------------------
                                     Name:
                                     Title:

                                 DWF SRL

                                 By: Signed
                                     ------------------------------------------
                                     Name:
                                     Title:

                                 THE GSCP PARTIES:

                                 GS CAPITAL PARTNERS III, L.P.

                                 By: GS Advisors III, L.P., its general partner
                                 By: GS Advisors III, L.L.C., its general
                                     partner

                                 By: Signed
                                     ------------------------------------------
                                     Name:
                                     Title:

                                 GSCP3 WWF (Barbados) SRL

                                 By: Signed
                                     ------------------------------------------
                                     Name:
                                     Title:

                                 WWF (Barbados) SRL

                                 By: Signed
                                     ------------------------------------------
                                     Name:
                                     Title:

                                 PROVIDENCE EQUITY FIBER, L.P.

                                 By: Providence Equity Partners III L.P.
                                     its general partner,

                                 By: Providence Equity Partners III
                                     L.L.C.its general partner

                                 By: Signed
                                     -----------------------------------
                                     Name: Glenn M. Creamer
                                     Title:  Member and Managing
                                             Director

                                 TYCO GROUP S.A.R.L.

                                 By: Signed
                                     -----------------------------------
                                     Name:
                                     Title:

                                 WORLDWIDE FIBER HOLDINGS LTD.

                                 By: Signed
                                     -----------------------------------
                                     Name:
                                     Title:

                                 LEDCOR INC.

                                 By: Signed
                                     -----------------------------------
                                     Name:
                                     Title:

                                 CANADIAN NATIONAL RAILWAY
                                 COMPANY.

                                 By: Signed
                                     -----------------------------------
                                     Name:
                                     Title:

                                 Signed
                                 ----------------------------------------------
                                 CLIFFORD LEDE


                                 Signed
                                 ----------------------------------------------
                                 DAVID LEDE


                                 Signed
                                 ----------------------------------------------
                                 GREGORY B. MAFFEI


                                 Signed
                                 ----------------------------------------------
                                 LARRY OLSEN


                                 Signed
                                 ----------------------------------------------
                                 WILLIAM RAMSEY


                                 Signed
                                 ----------------------------------------------
                                 RON STEVENSON


                                 Signed
                                 ----------------------------------------------
                                 STEPHEN STOW


                                 Signed
                                 ----------------------------------------------
                                 JIM VOELKER



                                 MADISON SQUARE INC.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 LEDCOR INDUSTRIES LIMITED

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 LEDCOR INDUSTRIES LIMITED
                                 as General partner for Ledcor Partnership

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 MACKENZIE PARTNERS, LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 LIBERTY WF HOLDINGS LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 COMCAST TSIX HOLDINGS, INC.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 OAK INVESTMENTS PARTNERS IX, L.P.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 KLEINER PERKINS CAUFIELD & BYERS

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 InterNAP NETWORK SERVICES CORPORATION

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 NATHAN MYHRVOLD

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 divine interVentures, inc.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 GT GROUP TELECOM SERVICES CORP.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 MSD SELECT SPONSORS VENTURES I, LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 DBV INVESTMENTS, LP

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 MSD EC I, LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 BAYCLIFFE LIMITED

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 594745 B.C. LTD.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 MACKENZIE PARTNERS II LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 NEWS AMERICA INCORPORATED

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 URBANLINK HOLDINGS LTD.

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 RAMSEY BEIRNE INVESTMENT
                                 PARTNERS, LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title:

                                 MI-TECH COMMUNICATIONS, LLC

                                 By: Signed
                                     -----------------------------------------
                                     Name:
                                     Title: